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                                                                    Exhibit 10.1

                              CONSULTING AGREEMENT

         This Consulting Agreement is made and entered into on this 31st day of March, 2003 between The Finance Company, a Virginia corporation (the "Company"), and Robert S. Raley, Jr. (the "Executive").

         WHEREAS, Executive is currently employed as Chairman of the Board of the Company;

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 31, 2003 (the "Merger Agreement"), by and among Consumer Portfolio Services, a California corporation ("CPS"), TFC Enterprises, Inc., a Delaware corporation and direct parent of the Company ("TFCE"), and CPS Mergersub, Inc., a Delaware corporation and a wholly-owned subsidiary of CPS ("Sub"), Sub will merge with and into TFCE (the "Merger"), whereupon TFCE and the Company will become subsidiaries of CPS; and

         WHEREAS, the Company wishes to retain the consulting services of the Executive after the Merger and the Executive is willing to perform consulting services for the Company and TFCE after the Merger on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which consideration are mutually acknowledged by the parties, it is hereby agreed as follows:

         1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

         2. Existing Employment Agreement. Effective as of the Effective Time, Executive's Employment Agreements made as of March 1, 2003 and October 22, 1992, shall be terminated, and any compensation, benefits or other entitlements earned or accrued by or to Executive under such Employment Agreements or any prior Employment Agreement shall be terminated.

         3. Engagement of Executive. The Company engages the Executive to provide consulting services after the Effective Time to the Company and TFCE, and Executive hereby agrees to provide such consulting services, in accordance with the terms and conditions set forth in this Agreement.

         4. Duties of Executive. The Executive's employment and all positions as an officer and chairman of the board of directors of the Company and its subsidiaries will terminate immediately following the Effective Time. Thereafter, for a period of 36 months the Executive shall, upon the reasonable request of the Company or TFCE, provide consulting services to the Company and TFCE at such times and in such manner as Executive and the Company or TFCE shall reasonably agree. The Executive's service requirements under this Agreement will not require his physical presence routinely at any of the Company's offices, on a daily basis or during specified hours; however, Executive shall devote so much of his time as may be reasonably needed to perform his duties, at such place or places as a particular duty may be performed effectively. Notwithstanding the foregoing, the Executive shall not be required to devote more than 20 hours per month of his time to completion of his duties. The Company

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shall continue to provide Executive with the following equipment, which he may, at his election from time to time, utilize to perform his duties hereunder: the telecopier(s), personal computer and similar office equipment that he currently uses in such office as Executive has established in his residence for the primary purpose of performing his duties hereunder.

         5. Compensation. For a period of 36 months after the Effective Time, the Company shall pay the Executive three hundred thousand dollars ($300,000) per annum, payable in equal semi-monthly installments (pro rated for partial periods) in accordance with the Company's standard payroll practices beginning with the first pay day after the Effective Time, as consideration for entering into this Agreement and for providing the services described in Section 4 above. In addition, for 18 months after the Effective Time the Company shall pay the Executive's applicable premiums for continuation of medical coverage for himself and his wife under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). After such time, the Company shall directly pay to any insurance provider of Executive's choice up to $750 per month to cover the costs of two "Medi-Gap" health insurance policies (one for Executive and one for his wife) for the remainder of the term of this Agreement.

         6. Expenses. The Company or TFCE shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred by him in connection with the performance of services under this Agreement. Executive shall provide documentation to the Company for all such expenses.

         7. Automobiles. The Company shall transfer title to the 1999 Cadillac and the 1999 Chrysler currently being used by Executive to Executive within 15 days after the Effective Time and pay any expenses associated with such transfer.

         8. Independent Contractor. The parties to this Agreement intend that the Executive will perform under this Agreement as an independent contractor and not as an employee of TFCE or the Company. Consequently, during the term of this
Agreement:

              (a) The Executive shall be solely responsible for the payment of all taxes in connection with the Executive's remuneration and benefits hereunder, and neither TFCE nor the Company shall withhold taxes from his remuneration, unless required by law; and

              (b) The Executive shall not accrue or receive, in connection with his services hereunder, any benefits under any employee benefit plan maintained by TFCE or the Company; provided that nothing in this Agreement shall affect any rights to benefits Executive (and Executive's spouse and dependents) might have under any employee benefit plans of the Company by virtue of his prior service as an employee of the Company or its subsidiaries or any other contractual arrangement with the Company.

         9. Entire Understanding. This Agreement constitutes the entire understanding between the parties relating to Executive providing consulting services after the Merger. In the event the Merger Agreement is terminated prior to the Effective Time, this Agreement shall automatically be terminated and shall be of no further force or effect. Any amendment of this Agreement shall be effective only to the extent that it is in writing, executed by both the Company and the Executive.

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         10.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Executive's executors, administrators, legal representatives, heirs and legatees and the Company's successors and permitted assigns. Neither the Company nor Executive may assign this Agreement without the written consent of the other.

         11. Waiver. The waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of a breach of any other provision or a waiver of any subsequent breach of the same provision.

         12. Governing Law. This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Virginia without regard to choice of laws principles.

         13. Headings. The headings of the sections of this Agreement are for reference purposes only and do not define or limit, and shall not be used to interpret or construe, the contents of this Agreement.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Facsimile copies of any signature page hereto shall be deemed originals.

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         IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed effective as of the date and year first above written.

THE FINANCE COMPANY                      ROBERT S. RALEY, JR.

    /s/ Robert G. Tray
By: Ronald G. Tray                       /s/ Robert S. Raley Jr.
   ---------------------                 ------------------------------------
Its: President                           EXECUTIVE
    --------------------

                                         /s/ Robert S. Raley, Jr.
                                         Robert S. Raley, Jr.
                                         ------------------------------------
                                         PRINT NAME


                                         ADDRESS:
                                         3309 Charles McDonald
                                         ------------------------------------
                                         Sarasota, FL 34240
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